UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2006

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 20, 2006 the Compensation Committee of the Board of Directors of Broadcom Corporation adopted a supplemental bonus program from which cash bonuses may be paid to individuals, other than executive officers as defined under Section 16 of the Securities Exchange Act of 1934, as amended, who are currently eligible to participate in Broadcom's 2006 Performance Bonus Plan, adopted in April 2006 (the "2006 Plan"). As a result of the adoption of the supplemental bonus program, there will be a total combined bonus pool of up to $11.25 million available to award to participating employees under the 2006 Plan (including the executive officers) and those eligible for participation under the supplemental bonus program. Individual awards from the supplemental bonus program will be approved by the Compensation Committee. We currently anticipate that such awards will be determined and paid in the first quarter of 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

December 27, 2006	By:	David A. Dull

Name: David A. Dull
Title: Senior Vice President, Business Affairs, General Counsel and Secretary